UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Ardelyx, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

DOWNLOADS STOCKHOLDER LETTER 2016 IN REVIEW PROGRAMS OUR TEAM OUR 2021 GOALS
16
ANNUAL REPORT
THE GATEWAY TO BETTER HEALTH
We are committed to bringing effective medicines with distinct safety and dosing advantages to underserved patients by using the gut as the gateway to better health.
2016 OVERVIEW PDF DOWNLOAD
Download the full Annual Report
A MESSAGE FROM OUR CEO
Mike Raab, CEO
When we look back at the performance of the company in 2016, it is clear that our successes were the result of years of hard work and our long-standing commitment to our vision of dramatically enhancing the way patients with cardiorenal and gastrointestinal (Gl) diseases are treated. The achievements of 2016 have paved the path toward our goal of becoming a leading, fully integrated, revenue-generating biotechnology company.
FULL STOCKHOLDER LETTER

2016
A YEAR IN REVIEW
42
EMPLOYEES joined in 2016, nearly doubling staff to 100+
Multiple
PHASE 3
TRIALS UNDERWAY
3
BUSINESS
PORTFOLIOS
(Cardiorenal,
GI and Discovery)
$201M
MILLION IN CASH*
WITH $0 DEBT
12/31/16
2K+
PATIENTS TREATED WITH TENAPANOR; 19 CLINICAL TRIALS
*Cash, cash equivalents and short-term investments
BI-COASTAL TEAM WITH ACCESS TO TOP TALENT
San Francisco, CA
Boston, MA
EXPANDED SOCIAL PRESENCE
Twitter
LinkedIn

ONE COMPANY.
THREE COMPONENTS.
As we prepare for potential commercialization of our late-stage programs, we've established three unique business portfolios to streamline our efforts as an integrated company. Across each of these portfolios remains our underlying approach to developing medicines - using the gut as the gateway to better health.
GI PORTFOLIO
CARDIORENAL PORTFOLIO
DISCOVERY PLATFORM

GI PORTFOLIO

Our GI portfolio is led by tenapanor, which is currently in Phase 3 development for the treatment of irritable bowel syndrome with constipation (IBS-C). Tenapanor for IBS-C is being evaluated in the Phase 3 T3MPO-1 and T3MPO-2 trials, and a long-term safety study, T3MPO-3. All three trials are fully enrolled, with data expected from T3MPO-1 in Q2 2017, from T3MPO-2 in the second half of 2017 and from T3MPO-3 in late 2017. The successful completion of these studies would support the NDA for tenapanor in this indication, which we expect to file in 2018.

In addition to tenapanor, RDX8940 is a minimally systemic TGR5 agonist IND candidate advancing towards Phase 1 clinical development for various GI indications. We are also advancing our RDX011 program of minimally systemic NHE3 inhibitors, and RDX023, our program of gut-biased FXR agonists, both for various GI indications, towards clinical development.

LEARN MORE

CARDIORENAL PORTFOLIO
Our cardiorenal portfolio is led by the Phase 3 development of tenapanor for the treatment of hyperphosphatemia in patients with end-stage renal disease (ESRD) who are on dialysis. In February 2017, we reported top-line, positive data from the first of two Phase 3 studies for tenapanor in hyperphosphatemia, that demonstrated statistical significance in lowering serum phosphorus and a favorable Gl tolerability profile. We plan to initiate the second Phase 3 study in this indication in mid-2017.
At the end of 2016, we initiated a Phase 3 study and an onset-of-action study for our potassium binder, RDX7675, for the treatment of patients with hyperkalemia. We plan to report data from the onset-of-action study in Q3 2017. Also in our cardiorenal portfolio, we are advancing our RDX011 NHE3 inhibitor program, and our RDX013 potassium secretagogue program, with a focus on cardiorenal indications and hyperkalemia, respectively.
LEARN MORE
DISCOVERY PLATFORM
Our platform serves as a discovery engine and has allowed us to identify a number of therapeutic programs that support long-term pipeline development. RDX013, RDX009, RDX011 and RDX023 are the most recent programs to emerge from our discovery platform.
LEARN MORE

OUR PATIENTS DRIVE US FORWARD
We are a passionate team with strong culture built on integrity.
We don’t come to work just to do a job, we come to make a difference.
OUR CULTURE
DELIVER
2021
2016 was an important stepping stone as we work to deliver on our 2021 vision. We plan to work tirelessly in an effort to achieve our goals.
Independent, fully integrated, revenue-generating biotech company
Profitable cardiorenal business
Double-digit growth in GI business
Approval in 4+ cardiorenal and GI diseases
Robust pipeline of 4 Phase 2 assets with 1 IND filing per year
ARDELYX
Ardelyx Annual Report | 2016
April 25, 2017